Exhibit 10.5

AMENDMENT 1

TO THE

LICENSE AGREEMENT BETWEEN

THERMOENERGY CORPORATION

AND

BATTELLE MEMORIAL INSTITUTE

THIS AGREEMENT is between Battelle Memorial Institute (BMI) and ThermoEnergy Corporation (LICENSEE) as an Amendment 1 to the License Agreement between the parties effective December 30, 1997.

WHEREAS, both parties have agreed to amend the License Agreement in accordance with the terms set forth below.

NOW THEREFORE, in consideration of the mutual promises of the parties and intending to be bound hereby, the parties agree as follows:

Paragraph 2C, “PATENT LICENSE”, is added as follows:

C.	The exclusive license granted to LICENSEE in Paragraph 2A, above, shall be subject to the right of BMI to grant non-exclusive licenses in the LICENSED FIELD and LICENSED TERRITORY, in BMI’s own name, to existing sublicensees of LICENSEE, provided, however, such sublicensees are not in default of any of the terms of the sublicense. BMI’s grant of such licenses shall be exercised solely in the event of a bankruptcy by LICENSEE which impedes the existing sublicensees’ right to practice the PATENTS. When the bankruptcy impediment no longer exists, BMI will assign its rights under such sublicenses to LICENSEE.

IN WITNESS WHEREOF the parties have caused this Amendment 1 to be executed by their duly authorized officers as of the date last written below.

BATTELLE MEMORIAL INSTITUTE		THERMOENERGY CORPORATION

BY	/s/ Robert L. Zieg	BY	/s/ Dennis Cossey

NAME	Robert L. Zieg	NAME	Dennis Cossey

TITLE	Assistant General Counsel Intellectual Property	TITLE	CEO

DATE	06/29/98	DATE	07/06/98